UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2024

__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 11, 2024, Lakeland Industries, Inc. (the “Company”) dismissed its independent accountant, Deloitte & Touche LLP (“Deloitte”), effective immediately. The dismissal of Deloitte was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

The reports of the independent registered public accounting firm of Deloitte regarding the Company’s financial statements for the fiscal years ended January 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years, and during the subsequent interim period from the end of the most recently completed fiscal year through October 11, 2024, the date of dismissal, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Deloitte would have caused it to make reference to such disagreement in its reports for such periods.

No “reportable events” occurred during the years ended January 31, 2024 and 2023, or subsequently up to October 11, 2024, except for the material weakness in connection with the report on the internal controls over financial reporting of Deloitte dated April 17, 2023, which noted that Deloitte audited the Company’s internal control over financial reporting as of January 31, 2023 and expressed an adverse opinion thereon due to a material weakness in internal control over financial reporting relating to the Company’s failure to design, implement, and/or consistently operate effective controls over its foreign subsidiary currency translation or remeasurement to ensure the foreign subsidiary’s account balances were accurately stated in the consolidated financial statements. This material weakness was remediated as of January 31, 2024, as previously reported in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2024. This reportable event was discussed among the Audit Committee and Deloitte. Deloitte has been authorized by the Company to respond fully to the inquiries of RSM US LLP (“RSM”), the successor independent registered public accounting firm, concerning this reportable event. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v) of Item 304 of Regulation S-K.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, stating the respects in which it does not agree. A copy of the letter of Deloitte to the SEC, dated October 18, 2024, is attached as Exhibit 16.1 hereto and incorporated by reference herein.

(b) On October 11, 2024, the Audit Committee of the Board of Directors of the Company, resolved to, and did, cause the Company to engage RSM as the Company’s independent auditor for the quarter ending October 31, 2024.

During the two most recent fiscal years ended January 31, 2024 and 2023 and through the date the Company selected RSM as its independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted RSM regarding any accounting or auditing issues involving the Company, including (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

16.1	Letter furnished by Deloitte & Touche LLP, dated October 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Roger D. Shannon
Roger D. Shannon
Chief Financial Officer

Date: October 18, 2024

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